Exhibit 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2009
(Released February 11, 2010)

HIGHLIGHTS		After-Tax EPS Variance Analysis	4th Qtr.
		4Q 2008 Basic EPS – GAAP Basis	$1.09
		Special Items – 2008	0.12
■	Normalized non-GAAP* earnings, excluding special items, were $0.77 per share for	4Q 2008 Normalized Earnings – Non-GAAP Basis*	$1.21
	the fourth quarter of 2009, compared with $1.21 per share for the fourth quarter of 2008.	Distribution Deliveries	(0.06)
	GAAP earnings for the fourth quarter of 2009 were $0.78 per share compared with $1.09	Ohio Utilities Distribution Rate Increase	0.04
	per share for the fourth quarter of 2008.	Ohio Delivery Service Improvement Rider	0.05
		Ohio Transition Cost Recovery Margin	(0.16)
■	Normalized non-GAAP* earnings for 2009, excluding special items, were $3.77 per	Generation Gross Margin	(0.40)
	share, near the top end of our earnings guidance of $3.70 to $3.80 per share.	Nuclear O&M	(0.07)
	Normalized non-GAAP earnings for 2008, excluding special items, were $4.57 per share.	O&M Reductions	0.21
	GAAP earnings for 2009 were $3.31 per share, compared with $4.41 per share in 2008.	Deferred Distribution Costs - OH (2008)	(0.05)
		Pension Costs	(0.11)
4Q 2009 Results vs. 4Q 2008		Depreciation	(0.02)
		General Taxes	0.03
■	Lower distribution delivery revenues (excluding the impact of the Ohio distribution rate	Investment Income - NDT and COLI	0.01
	changes noted below) reduced earnings by $0.06 per share. Electric distribution	Financing Costs	(0.01)
	deliveries declined 797,000 megawatt-hours (MWH), or 3%, due to the economic downturn	Effective Income Tax Rate	0.11
	and mild weather in the FirstEnergy companies' service territories. Heating-degree days	Other	(0.01)
	were 7% lower than the same period last year and 3% below normal. Industrial deliveries	4Q 2009 Normalized Earnings - Non-GAAP Basis*	$0.77
	decreased 278,000 MWH, or 3%, primarily related to reduced usage by steel and	Special Items - 2009	0.01
	automotive customers. Commercial deliveries declined 295,000 MWH, or 3%, while	4Q 2009 Basic EPS - GAAP Basis	$0.78
	residential deliveries decreased 220,000 MWH, or 2%.

■
The distribution rate increase implemented in 2009 for the three Ohio utilities increased earnings by $0.04 per share in the fourth quarter and the Ohio delivery service improvement rider, effective in April 2009, increased earnings by $0.05 per share.

■
In accordance with the Ohio Rate Certainty Plan (RCP), recovery of transition revenues for Ohio Edison Company (OE) and The Toledo Edison Company (TE) ended in December 2008, while recovery for The Cleveland Electric Illuminating Company (CEI) will extend through December 2010. Lower transition revenues in the fourth quarter of 2009 reduced earnings by $0.29 per share. This was partially offset by lower transition cost amortization in the fourth quarter of 2009, which increased earnings by $0.13 per share.

■	Generation gross margin reduced earnings by $0.40 per share, as the result of several factors.

Consolidated electric generation sales decreased 3.8 million MWH, or 12%. Retail generation sales decreased 2.1 million MWH, or 8%, while wholesale sales were down 1.7 million MWH, or 27%, compared to the same period last year. (A Summary of Generation Sales and Power Purchases can be found on page 15.)

FirstEnergy Solutions Corp. (FES)-supplied retail generation and wholesale sales decreased 3.9 million MWH, or 18%. FES retail sales declined 2.2 million MWH, or 13%, primarily due to FES supplying less of the Ohio retail load in the fourth quarter of 2009 compared to nearly 100% of the Ohio load in the same period last year. As of December 31, 2009, FES supplied 77% of the Ohio retail load. FES-supplied wholesale electricity sales decreased 1.7 million MWH, or 41%, primarily due to lower available economic generation during the fourth quarter of 2009.

Lower generation margins at the Ohio utilities, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) in the fourth quarter of 2009 reduced earnings by $0.05 per share due to the expiration in 2008 of favorably-priced power supply agreements. FES-supplied retail generation sales reduced earnings by $0.19 per share as lower volumes, primarily in the Ohio franchise territory, more than offset higher unit prices. The combination of the above items reduced retail generation revenues by $0.24 per share.

Wholesale revenues were slightly lower than the same period last year. Lower FES wholesale sales ($61 million), were substantially offset by higher PJM Reliability Pricing Model (RPM) capacity revenues at Met-Ed & Penelec ($44 million) and FES ($16 million).

Lower fuel expenses, primarily due to reduced generation output, increased earnings by $0.16 per share. Generation output in the fourth quarter of 2009 was 15.7 million MWH, a reduction of 5.2 million MWH, or 25%, compared to the same period last year, primarily due to economic factors in the fourth quarter of 2009.

Higher purchased power costs reduced earnings by $0.32 per share. Higher FES energy purchases ($53 million) reduced earnings by $0.11 per share. The increase in energy purchases, primarily in PJM, was attributable to wind contracts and the Beaver Valley Unit 2 refueling outage in the fourth quarter of 2009. Higher PJM RPM capacity expenses at FES ($52 million) and Met-Ed & Penelec ($50 million) reduced earnings by $0.21 per share.

Generation Gross Margin EPS Summary

EPS	Revenues					Expenses			Total
	FES Generation Sales		Utilities Retail	Wholesale Sales		Fuel	Purchased Power
	POLR	Retail		Energy	Capacity		Energy	Capacity
Rate Volume	$0.01	$0.04	($0.05)	($0.01)	$0.12	($0.04)	$0.01	($0.21)	($0.13)
	($0.69)	$0.45		($0.11)		$0.20	($0.12)		($0.27)
Total	($0.68)	$0.49	($0.05)	($0.12)	$0.12	$0.16	($0.11)	($0.21)	($0.40)

Consolidated Report to the Financial Community - 4th Quarter 2009	2

■	The refueling outage at Beaver Valley Unit 2 in the fourth quarter of 2009 reduced earnings by $0.07 per share. There was no comparable nuclear refueling outage in the same period last year.

■
Continued O&M cost reductions increased earnings by $0.21 per share ($102 million) in the fourth quarter of 2009. The majority of the O&M reductions were realized from lower labor costs; reduced non-pension employee benefits; use of fewer contractors; and general company-wide cost control measures. O&M reductions at the distribution and generation subsidiaries (including allocated savings from Corporate Shared Services) were approximately $0.15 per share ($70 million) and $0.06 per share ($32 million), respectively. For 2009, O&M reductions totaled approximately $0.69 per share ($344 million).  Distribution subsidiaries accounted for approximately $0.42 per share ($206 million) while the generation subsidiaries accounted for approximately $0.27 per share ($138 million).

■
Under the RCP, the Ohio utilities were permitted to defer up to $150 million per year in distribution reliability expenses through December 2008. The absence of these deferrals in the fourth quarter of 2009 reduced earnings by $0.05 per share compared to the same period last year.

■
Higher pension expense in the fourth quarter of 2009 reduced earnings by $0.11 per share. Reduced pension plan asset value, due to market performance during 2008, resulted in a decrease in the plan’s funded status, leading to increased expense in 2009.

■	Incremental property additions increased depreciation expense by $0.02 per share.

■	Lower general taxes increased earnings by $0.03 per share, primarily due to lower kilowatt-hour taxes in Ohio.

■	Higher investment income from corporate-owned life insurance (COLI) increased earnings by $0.05 per share, while lower nuclear decommissioning trust income reduced earnings by $0.04 per share.

■
Net financing costs reduced earnings by $0.01 per share. Higher interest expense reduced earnings by $0.05 per share, primarily due to interest associated with the issuance of first mortgage bonds (FMBs) and senior notes by the regulated companies and FES in 2009. Higher capitalized interest related to the construction program increased earnings by $0.04 per share.

■
A lower effective income tax rate increased earnings by $0.11 per share. This reduction reflects the reversal of after-tax interest related to several tax positions that were settled during the fourth quarter of 2009. The after-tax interest that was reversed was charged to earnings in prior years and was not normalized as a special item in any period. Excluding tax adjustments, this year's fourth quarter effective income tax rate was 37.0% compared with 38.0% in last year's fourth quarter.

Consolidated Report to the Financial Community - 4th Quarter 2009	3

■	Several special items were recognized during the fourth quarter of 2009:

o	$0.49 per share increase in earnings from favorable settlements of uncertain tax positions

o	$0.42 per share decrease in earnings due to the mark-to-market adjustment of a legacy purchased power contract

o	$0.05 per share reduction in earnings from the impairment of securities held in trust for future nuclear decommissioning activities, and

o	$0.01 per share reduction in earnings from early redemption of debt

2010 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2010, excluding special items, is $3.50 to $3.70 per share.  At this time, the company cannot estimate the potential impact of any special items that may create a difference between earnings on a non-GAAP and GAAP basis.

* The 2009 GAAP to non-GAAP reconciliation statements can be found on page 17 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 4th Quarter 2009	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
		2009	2008	Change	2009	2008	Change
	Revenues
(1)	Electric utilities	$2,388	$2,814	$(426)	$11,139	$12,061	$(922)
(2)	Unregulated businesses	566	387	179	1,828	1,566	262
(3)	Total Revenues	2,954	3,201	(247)	12,967	13,627	(660)

	Expenses
(4)	Fuel	263	340	(77)	1,153	1,340	(187)
(5)	Purchased power	1,250	915	335	4,730	4,291	439
(6)	Other operating expenses	594	671	(77)	2,697	3,045	(348)
(7)	Provision for depreciation	186	177	9	736	677	59
(8)	Amortization of regulatory assets	252	258	(6)	1,155	1,053	102
(9)	Deferral of new regulatory assets	-	(55)	55	(136)	(316)	180
(10)	General taxes	166	182	(16)	753	778	(25)
(11)	Total Expenses	2,711	2,488	223	11,088	10,868	220

(12)	Operating Income	243	713	(470)	1,879	2,759	(880)

	Other Income (Expense)
(13)	Investment income (loss)	(3)	(14)	11	204	59	145
(14)	Interest expense	(223)	(195)	(28)	(978)	(754)	(224)
(15)	Capitalized interest	34	16	18	130	52	78
(16)	Total Other Expense	(192)	(193)	1	(644)	(643)	(1)

(17)	Income Before Income Taxes	51	520	(469)	1,235	2,116	(881)
(18)	Income taxes (benefits)	(185)	192	(377)	245	777	(532)
(19)	Net Income	236	328	(92)	990	1,339	(349)
(20)	Less: Noncontrolling interest loss	(2)	(4)	2	(16)	(3)	(13)
(21)	Earnings Available to FirstEnergy Corp.	$238	$332	$(94)	$1,006	$1,342	$(336)
(22)	Earnings Per Share of Common Stock
(23)	Basic	$0.78	$1.09	$(0.31)	$3.31	$4.41	$(1.10)
(24)	Diluted	$0.78	$1.09	$(0.31)	$3.29	$4.38	$(1.09)
(25)	Weighted Average Number of
	Common Shares Outstanding
(26)	Basic	304	304	-	304	304	-
(27)	Diluted	306	306	-	306	307	(1)

Consolidated Report to the Financial Community - 4th Quarter 2009	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,263	$518	$-	$2,781
(2)	Other	126	41	(11)	156
(3)	Internal revenues*	-	494	(477)	17
(4)	Total Revenues	2,389	1,053	(488)	2,954

	Expenses
(5)	Fuel	-	263	-	263
(6)	Purchased power	1,282	445	(477)	1,250
(7)	Other operating expenses	235	356	3	594
(8)	Provision for depreciation	114	69	3	186
(9)	Amortization of regulatory assets	252	-	-	252
(10)	Deferral of new regulatory assets	-	-	-	-
(11)	General taxes	155	24	(13)	166
(12)	Total Expenses	2,038	1,157	(484)	2,711
(13)	Operating Income (Loss)	351	(104)	(4)	243

	Other Income (Expense)
(14)	Investment income (loss)	28	(15)	(16)	(3)
(15)	Interest expense	(129)	(60)	(34)	(223)
(16)	Capitalized interest	-	18	16	34
(17)	Total Other Expense	(101)	(57)	(34)	(192)
(18)	Income Before Income Taxes	250	(161)	(38)	51
(19)	Income taxes (benefits)	100	(64)	(221)	(185)
(20)	Net Income	150	(97)	183	236
(21)	Less: Noncontrolling interest loss	-	-	(2)	(2)
(22)	Earnings Available to FirstEnergy Corp.	$150	$(97)	$185	$238

*	Consistent with the accounting for the effects of certain types of regulation, internal revenues, representing sales of
	Renewable Energy Credits by FES to the Ohio Companies, are not fully eliminated.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2008

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,651	$339	$-	$2,990
(2)	Other	163	68	(20)	211
(3)	Internal revenues	-	702	(702)	-
(4)	Total Revenues	2,814	1,109	(722)	3,201

	Expenses
(5)	Fuel	1	339	-	340
(6)	Purchased power	1,486	131	(702)	915
(7)	Other operating expenses	466	236	(31)	671
(8)	Provision for depreciation	108	64	5	177
(9)	Amortization of regulatory assets	258	-	-	258
(10)	Deferral of new regulatory assets	(55)	-	-	(55)
(11)	General taxes	151	27	4	182
(12)	Total Expenses	2,415	797	(724)	2,488
(13)	Operating Income	399	312	2	713

	Other Income (Expense)
(14)	Investment income (loss)	37	(33)	(18)	(14)
(15)	Interest expense	(105)	(36)	(54)	(195)
(16)	Capitalized interest	1	14	1	16
(17)	Total Other Expense	(67)	(55)	(71)	(193)
(18)	Income Before Income Taxes	332	257	(69)	520
(19)	Income taxes (benefits)	133	102	(43)	192
(20)	Net Income	199	155	(26)	328
(21)	Less: Noncontrolling interest loss	-	-	(4)	(4)
(22)	Earnings Available to FirstEnergy Corp.	$199	$155	$(22)	$332

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended Dec. 31, 2009 vs. Three Months Ended Dec. 31, 2008

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(388)	$179	$-	$(209)
(2)	Other	(37)	(27)	9	(55)
(3)	Internal revenues*	-	(208)	225	17
(4)	Total Revenues	(425)	(56)	234	(247)

	Expenses
(5)	Fuel	(1)	(76)	-	(77)
(6)	Purchased power	(204)	314	225	335
(7)	Other operating expenses	(231)	120	34	(77)
(8)	Provision for depreciation	6	5	(2)	9
(9)	Amortization of regulatory assets	(6)	-	-	(6)
(10)	Deferral of new regulatory assets	55	-	-	55
(11)	General taxes	4	(3)	(17)	(16)
(12)	Total Expenses	(377)	360	240	223
(13)	Operating Income	(48)	(416)	(6)	(470)

	Other Income (Expense)
(14)	Investment income (loss)	(9)	18	2	11
(15)	Interest expense	(24)	(24)	20	(28)
(16)	Capitalized interest	(1)	4	15	18
(17)	Total Other Expense	(34)	(2)	37	1
(18)	Income Before Income Taxes	(82)	(418)	31	(469)
(19)	Income tax benefits	(33)	(166)	(178)	(377)
(20)	Net Income	(49)	(252)	209	(92)
(21)	Less: Noncontrolling interest income	-	-	2	2
(22)	Earnings Available to FirstEnergy Corp.	$(49)	$(252)	$207	$(94)

*	Consistent with the accounting for the effects of certain types of regulation, internal revenues, representing sales of
	Renewable Energy Credits by FES to the Ohio Companies, are not fully eliminated.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	8

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended December 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$10,585	$1,447	$-	$12,032
(2)	Other	559	441	(82)	918
(3)	Internal revenues*	-	2,843	(2,826)	17
(4)	Total Revenues	11,144	4,731	(2,908)	12,967

	Expenses
(5)	Fuel	-	1,153	-	1,153
(6)	Purchased power	6,560	996	(2,826)	4,730
(7)	Other operating expenses	1,424	1,357	(84)	2,697
(8)	Provision for depreciation	445	270	21	736
(9)	Amortization of regulatory assets	1,155	-	-	1,155
(10)	Deferral of new regulatory assets	(136)	-	-	(136)
(11)	General taxes	641	108	4	753
(12)	Total Expenses	10,089	3,884	(2,885)	11,088
(13)	Operating Income	1,055	847	(23)	1,879

	Other Income (Expense)
(14)	Investment income (loss)	139	121	(56)	204
(15)	Interest expense	(472)	(166)	(340)	(978)
(16)	Capitalized interest	3	60	67	130
(17)	Total Other Expense	(330)	15	(329)	(644)
(18)	Income Before Income Taxes	725	862	(352)	1,235
(19)	Income taxes (benefits)	290	345	(390)	245
(20)	Net Income	435	517	38	990
(21)	Less: Noncontrolling interest loss	-	-	(16)	(16)
(22)	Earnings Available to FirstEnergy Corp.	$435	$517	$54	$1,006

*	Consistent with the accounting for the effects of certain types of regulation, internal revenues, representing sales of
	Renewable Energy Credits by FES to the Ohio Companies, are not fully eliminated.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	9

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended December 31, 2008

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$11,360	$1,333	$-	$12,693
(2)	Other	708	238	(12)	934
(3)	Internal revenues	-	2,968	(2,968)	-
(4)	Total Revenues	12,068	4,539	(2,980)	13,627

	Expenses
(5)	Fuel	2	1,338	-	1,340
(6)	Purchased power	6,480	779	(2,968)	4,291
(7)	Other operating expenses	2,022	1,142	(119)	3,045
(8)	Provision for depreciation	417	243	17	677
(9)	Amortization of regulatory assets	1,053	-	-	1,053
(10)	Deferral of new regulatory assets	(316)	-	-	(316)
(11)	General taxes	646	109	23	778
(12)	Total Expenses	10,304	3,611	(3,047)	10,868
(13)	Operating Income	1,764	928	67	2,759

	Other Income (Expense)
(14)	Investment income (loss)	171	(34)	(78)	59
(15)	Interest expense	(411)	(152)	(191)	(754)
(16)	Capitalized interest	3	44	5	52
(17)	Total Other Expense	(237)	(142)	(264)	(643)
(18)	Income Before Income Taxes	1,527	786	(197)	2,116
(19)	Income taxes (benefits)	611	314	(148)	777
(20)	Net Income	916	472	(49)	1,339
(21)	Less: Noncontrolling interest loss	-	-	(3)	(3)
(22)	Earnings Available to FirstEnergy Corp.	$916	$472	$(46)	$1,342

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	10

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended Dec. 31, 2009 vs. Twelve Months Ended Dec. 31, 2008

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(775)	$114	$-	$(661)
(2)	Other	(149)	203	(70)	(16)
(3)	Internal revenues*	-	(125)	142	17
(4)	Total Revenues	(924)	192	72	(660)

	Expenses
(5)	Fuel	(2)	(185)	-	(187)
(6)	Purchased power	80	217	142	439
(7)	Other operating expenses	(598)	215	35	(348)
(8)	Provision for depreciation	28	27	4	59
(9)	Amortization of regulatory assets	102	-	-	102
(10)	Deferral of new regulatory assets	180	-	-	180
(11)	General taxes	(5)	(1)	(19)	(25)
(12)	Total Expenses	(215)	273	162	220
(13)	Operating Income	(709)	(81)	(90)	(880)

	Other Income (Expense)
(14)	Investment income (loss)	(32)	155	22	145
(15)	Interest expense	(61)	(14)	(149)	(224)
(16)	Capitalized interest	-	16	62	78
(17)	Total Other Expense	(93)	157	(65)	(1)
(18)	Income Before Income Taxes	(802)	76	(155)	(881)
(19)	Income taxes (benefits)	(321)	31	(242)	(532)
(20)	Net Income	(481)	45	87	(349)
(21)	Less: Noncontrolling interest loss	-	-	(13)	(13)
(22)	Earnings Available to FirstEnergy Corp.	$(481)	$45	$100	$(336)

*	Consistent with the accounting for the effects of certain types of regulation, internal revenues, representing sales of
	Renewable Energy Credits by FES to the Ohio Companies, are not fully eliminated.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2009	11

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2009	Dec. 31, 2008
Current Assets:
Cash and cash equivalents	$874	$545
Receivables	1,397	1,471
Other	1,049	1,037
Total Current Assets	3,320	3,053

Property, Plant and Equipment	19,164	17,723
Investments	3,023	3,017
Deferred Charges and Other Assets	8,797	9,728
Total Assets	$34,304	$33,521

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,834	$2,476
Short-term borrowings	1,181	2,397
Accounts payable	829	794
Other	1,444	1,431
Total Current Liabilities	5,288	7,098

Capitalization:
Total equity	8,557	8,315
Long-term debt and other long-term obligations	11,908	9,100
Total Capitalization	20,465	17,415
Noncurrent Liabilities	8,551	9,008
Total Liabilities and Capitalization	$34,304	$33,521

General Information
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2009	2008	2009	2008
Debt redemptions	$(397)	$(301)	$(2,610)	$(1,034)
New long-term debt issues	$481	$736	$4,632	$1,367
Short-term borrowings increase (decrease)	$(482)	$5	$(1,246)	$1,494
Property additions (a)	$(628)	$(711)	$(2,203)	$(2,888)

(a) Includes purchase of lessor equity interests in Beaver Valley Unit 2 and Perry in the twelve months ended
December 31, 2008.

Adjusted Capitalization
	As of December 31
	2009	% Total	2008	% Total
Total equity*	$8,557	36%	$8,315	36%
Long-term debt and other long-term obligations	11,908	50%	9,100	40%
Currently payable long-term debt	1,834	8%	2,476	11%
Short-term borrowings	1,181	5%	2,397	11%
Adjustments:
Sale-leaseback net debt equivalents	1,391	6%	1,428	6%
JCP&L securitization debt and cash	(1,189)	-5%	(842)	-4%
Total	$23,682	100%	$22,874	100%

*Includes $(1,415) million and $(1,380) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 4th Quarter 2009	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$236	$328	$990	$1,339
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	438	380	1,755	1,414
Deferred purchased power and other costs	(103)	(88)	(338)	(226)
Deferred income taxes and investment tax credits	(37)	88	384	366
Deferred rents and lease market valuation liability	(32)	(33)	(52)	(95)
Pension trust contribution	-	-	(500)	-
Cash collateral, net	115	(52)	30	(31)
Electric service prepayment programs	-	(19)	(10)	(77)
Commodity derivative transactions, net	203	1	229	5
Loss on debt redemption	4	-	146	-
Gain on investment securities held in trusts	(4)	(20)	(176)	(63)
Change in working capital and other	181	208	7	(408)
Cash flows provided from operating activities	1,001	793	2,465	2,224
Cash flows provided from (used for) financing activities	(568)	264	49	1,175
Cash flows used for investing activities	(397)	(693)	(2,185)	(2,983)
Net increase in cash and cash equivalents	$36	$364	$329	$416

Deferrals and Amortizations

	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2009	2008	Change	2009	2008	Change
Ohio Rate Certainty Plan Amortizations (Deferrals)
Ohio transition costs	$-	$71	$(71)	$70	$302	$(232)
Shopping incentives & interest	37	28	9	265	97	168
RCP distribution reliability costs and interest	-	(24)	24	(14)	(154)	140
RCP fuel & interest	(5)	-	(5)	(14)	7	(21)

Ohio Amended ESP Amortizations (Deferrals)
Uncollectible customer accounts	$7	$-	$7	$5	$-	$5
Economic development costs & interest	1	-	1	26	-	26
Generation cost rider true-up & interest	(3)	-	(3)	(16)	-	(16)
CEI fuel & interest	-	-	-	(141)	-	(141)
Distribution reliability costs	39	-	39	51	-	51

Ohio Transmission Amortization
MISO transmission costs	$9	$-	$9	$105	$43	$62

Pennsylvania Amortizations (Deferrals)
PJM transmission costs	$49	$12	$37	$141	$(71)	$212
NUG costs	20	13	7	84	45	39

New Jersey Amortization
NUG costs	$57	$60	$(3)	$255	$268	$(13)

Consolidated Report to the Financial Community - 4th Quarter 2009	13

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
		Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
Electric Distribution Deliveries		2009	2008	Change	2009	2008	Change

Ohio	- Residential	4,208	4,266	-1.4%	16,807	17,380	-3.3%
	- Commercial	3,347	3,452	-3.0%	14,042	14,834	-5.3%
	- Industrial	4,892	5,038	-2.9%	18,742	22,232	-15.7%
	- Other	90	93	-3.2%	351	370	-5.1%
	Total Ohio	12,537	12,849	-2.4%	49,942	54,816	-8.9%

Pennsylvania	- Residential	2,917	3,025	-3.6%	11,553	11,822	-2.3%
	- Commercial	2,688	2,778	-3.2%	10,954	11,366	-3.6%
	- Industrial	2,232	2,317	-3.7%	8,712	10,039	-13.2%
	- Other	20	21	-4.8%	81	82	-1.2%
	Total Pennsylvania	7,857	8,141	-3.5%	31,300	33,309	-6.0%

New Jersey	- Residential	2,090	2,144	-2.5%	9,214	9,667	-4.7%
	- Commercial	2,263	2,363	-4.2%	9,323	9,707	-4.0%
	- Industrial	593	640	-7.3%	2,447	2,773	-11.8%
	- Other	22	22	-	87	88	-1.1%
	Total New Jersey	4,968	5,169	-3.9%	21,071	22,235	-5.2%

Total Residential		9,215	9,435	-2.3%	37,574	38,869	-3.3%
Total Commercial		8,298	8,593	-3.4%	34,319	35,907	-4.4%
Total Industrial		7,717	7,995	-3.5%	29,901	35,044	-14.7%
Total Other		132	136	-2.9%	519	540	-3.9%
Total Distribution Deliveries		25,362	26,159	-3.0%	102,313	110,360	-7.3%
Electric Sales Shopped
Ohio	- Residential	1,677	391	328.9%	2,315	2,007	15.3%
	- Commercial	1,857	602	208.5%	2,581	3,147	-18.0%
	- Industrial	2,546	491	418.5%	3,793	2,468	53.7%
	Total Ohio	6,080	1,484	309.7%	8,689	7,622	14.0%

Pennsylvania	- Residential	51	37	37.8%	176	129	36.4%
	- Commercial	196	193	1.6%	801	761	5.3%
	- Industrial	469	459	2.2%	1,688	2,058	-18.0%
	Total Pennsylvania	716	689	3.9%	2,665	2,948	-9.6%

New Jersey	- Commercial	1,168	614	90.2%	3,814	2,464	54.8%
	- Industrial	477	488	-2.3%	1,908	2,132	-10.5%
	Total New Jersey	1,645	1,102	49.3%	5,722	4,596	24.5%

Total Electric Sales Shopped		8,441	3,275	157.7%	17,076	15,166	12.6%
Electric Generation Sales
Retail - Regulated		16,921	22,884	-26.1%	85,237	95,194	-10.5%
Retail - Competitive		6,209	2,315	168.2%	12,097	10,938	10.6%
Total Retail		23,130	25,199	-8.2%	97,334	106,132	-8.3%
Wholesale		4,588	6,318	-27.4%	21,126	24,655	-14.3%
Total Electric Generation Sales		27,718	31,517	-12.1%	118,460	130,787	-9.4%

Operating Statistics
	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2009	2008		2009	2008
Capacity Factors:
Nuclear	81%	99%		84%	93%
Fossil - Baseload	65%	83%		72%	84%
Fossil - Load Following	30%	60%		31%	64%
Generation Output:
Nuclear	46%	41%		45%	39%
Fossil - Baseload	41%	39%		43%	40%
Fossil - Load Following	13%	19%		12%	20%
Peaking	-	1%		-	1%

	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
Weather	2009	2008	Normal	2009	2008	Normal
Composite Heating-Degree-Days	1,903	2,053	1,960	5,533	5,579	5,587
Composite Cooling-Degree-Days	2	5	13	736	887	900

Consolidated Report to the Financial Community - 4th Quarter 2009	14

FirstEnergy Corp.
Statistical Summary

Summary of Generation Sales and Power Purchases

Generation Sales	4Q 2009			4Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES non-affiliated retail sales -
OH Franchise (shopping)	4,363		4,363	1,431		1,431	2,932		2,932
Penn Power (shopping)	449		449	383		383	66		66
Non-Franchise	1,397		1,397	501		501	896		896
Total FES retail sales	6,209		6,209	2,315		2,315	3,894		3,894
FES sales to affiliates -
Ohio Edison	2,218	872	3,090	5,106	2	5,108	(2,888)	870	(2,018)
CEI	1,620	598	2,218	4,098	1	4,099	(2,478)	597	(1,881)
Toledo Edison	843	306	1,149	2,161	-	2,161	(1,318)	306	(1,012)
Subtotal - OH	4,681	1,776	6,457	11,365	3	11,368	(6,684)	1,773	(4,911)
Penn Power	-	507	507	125	405	530	(125)	102	(23)
Penelec	1,961	1,373	3,334	1,567	1,899	3,466	394	(526)	(132)
Met-Ed	1,922	1,378	3,300	1,558	1,897	3,455	364	(519)	(155)
Subtotal - PA	3,883	3,258	7,141	3,250	4,201	7,451	633	(943)	(310)
JCPL	-	3,323	3,323	-	4,065	4,065	-	(742)	(742)
Total affiliated sales	8,564	8,357	16,921	14,615	8,269	22,884	(6,051)	88	(5,963)
Total Retail Sales	14,773	8,357	23,130	16,930	8,269	25,199	(2,157)	88	(2,069)
Wholesale Sales
FES -
MISO	2,019		2,019	2,746		2,746	(727)		(727)
PJM	411		411	1,340		1,340	(929)		(929)
Total FES	2,430		2,430	4,086		4,086	(1,656)		(1,656)
Met-Ed		668	668		534	534		134	134
Penelec		870	870		765	765		105	105
JCPL		620	620		859	859		(239)	(239)
Other	-	-	-	74	-	74	(74)	-	(74)
Total Wholesale Sales	2,430	2,159	4,588	4,160	2,158	6,318	(1,730)	-	(1,730)
Total Generation Sales	17,203	10,516	27,718	21,090	10,427	31,517	(3,887)	88	(3,799)

Power Purchases	4Q 2009			4Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	104		104	349		349	(245)		(245)
PJM	2,652		2,652	1,236		1,236	1,416		1,416
Total FES	2,756		2,756	1,585		1,585	1,171		1,171
Ohio Edison		916	916		2	2		914	914
CEI		628	628		1	1		627	627
Toledo Edison		321	321		-	-		321	321
Subtotal - OH		1,865	1,865		3	3		1,862	1,862
Penn Power		545	545		426	426		119	119
Penelec		2,221	2,221		2,758	2,758		(537)	(537)
Met-Ed		2,018	2,018		2,526	2,526		(508)	(508)
Subtotal - PA		4,784	4,784		5,710	5,710		(926)	(926)
JCPL		4,215	4,215		5,227	5,227		(1,012)	(1,012)
Total Power Purchases	2,756	10,864	13,620	1,585	10,940	12,525	1,171	(76)	1,095

Consolidated Report to the Financial Community - 4th Quarter 2009	15

FirstEnergy Corp.
Statistical Summary

Summary of Generation Sales and Power Purchases

Generation Sales	Dec YTD 2009			Dec YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES non-affiliated retail sales -
OH Franchise (shopping)	6,290		6,290	6,894		6,894	(604)		(604)
Penn Power (shopping)	1,650		1,650	1,769		1,769	(119)		(119)
Non-Franchise	4,157		4,157	2,275		2,275	1,882		1,882
Total FES retail sales	12,097		12,097	10,938		10,938	1,159		1,159
FES sales to affiliates -
Ohio Edison	13,883	5,138	19,021	21,016	10	21,026	(7,133)	5,128	(2,005)
CEI	10,579	3,853	14,432	17,155	3	17,158	(6,576)	3,850	(2,726)
Toledo Edison	5,742	2,058	7,800	9,001	6	9,007	(3,259)	2,052	(1,207)
Subtotal - OH	30,204	11,049	41,253	47,172	19	47,191	(16,968)	11,030	(5,938)
Penn Power	225	1,838	2,063	821	1,394	2,215	(596)	444	(152)
Penelec	7,601	5,489	13,090	6,353	7,555	13,908	1,248	(2,066)	(818)
Met-Ed	8,014	5,467	13,481	6,697	7,543	14,240	1,317	(2,076)	(759)
Subtotal - PA	15,840	12,794	28,634	13,871	16,492	30,363	1,969	(3,698)	(1,729)
JCPL	-	15,350	15,350	-	17,640	17,640	-	(2,290)	(2,290)
Total affiliated sales	46,044	39,193	85,237	61,043	34,151	95,194	(14,999)	5,042	(9,957)
Total Retail Sales	58,141	39,193	97,334	71,981	34,151	106,132	(13,840)	5,042	(8,798)
Wholesale Sales
FES -
MISO	10,622		10,622	9,793		9,793	829		829
PJM	1,955		1,955	4,814		4,814	(2,859)		(2,859)
Total FES	12,577		12,577	14,607		14,607	(2,030)		(2,030)
Met-Ed		2,291	2,291		2,290	2,290		1	1
Penelec		3,174	3,174		3,026	3,026		148	148
JCPL		3,083	3,083		4,287	4,287		(1,204)	(1,204)
Other	1	-	1	445	-	445	(444)	-	(444)
Total Wholesale Sales	12,578	8,549	21,126	15,052	9,603	24,655	(2,474)	(1,055)	(3,529)
Total Generation Sales	70,719	47,742	118,460	87,033	43,754	130,787	(16,314)	3,987	(12,327)

Power Purchases	Dec YTD 2009			Dec YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	1,511		1,511	4,347		4,347	(2,836)		(2,836)
PJM	7,432		7,432	5,624		5,624	1,808		1,808
Total FES	8,943		8,943	9,971		9,971	(1,028)		(1,028)
Ohio Edison		5,396	5,396		11	11		5,385	5,385
CEI		4,046	4,046		3	3		4,043	4,043
Toledo Edison		2,161	2,161		6	6		2,155	2,155
Subtotal - OH		11,603	11,603		20	20		11,583	11,583
Penn Power		1,943	1,943		1,464	1,464		479	479
Penelec		8,792	8,792		10,960	10,960		(2,168)	(2,168)
Met-Ed		7,906	7,906		10,211	10,211		(2,305)	(2,305)
Subtotal - PA		18,641	18,641		22,635	22,635		(3,994)	(3,994)
JCPL		19,572	19,572		23,315	23,315		(3,743)	(3,743)
Total Power Purchases	8,943	49,816	58,759	9,971	45,970	55,941	(1,028)	3,846	2,818

Consolidated Report to the Financial Community - 4th Quarter 2009	16

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2009		2008	2009	2008
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$-		$-	$(263)	$-
Trust securities impairment (b)	(23)		(60)	(45)	(123)
Organizational restructuring/strike costs (c)	1		-	(67)	-
Non-core assets sales/impairments (d)	1		-	255	32
Litigation settlement (d)	-		-	-	15
Debt call premium/hedge write-off (e)	(4)		-	(146)	-
Derivative mark-to-market adjustment (f)	(205)		-	(205)	-
Total-Pretax Items	$(230)		$(60)	$(471)	$(76)
Income tax resolution	$148		$-	$161	$-
EPS Effect	$0.01		$(0.12)	$(0.46)	$(0.16)
(a)	For the year, $216 million included in "Amortization	(d)	Included in "Revenues-Other"
of regulatory assets"; $10 million included in		(e)	Included in "Interest expense"
"Purchased power"; $37 million included in "Other		(f)	Included in "Purchased power"
operating expenses"
(b) Included in "Investment income"
(c)	For the year, $65 million included in "Other operating
expenses"; $2 million included in "General taxes"

2009 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL Three Months Ended Dec. 31	ACTUAL Twelve Months Ended Dec. 31

Basic EPS (GAAP basis)	$0.78	$3.31
Excluding Special Items:
Regulatory charges	-	0.55
Trust securities impairment	0.05	0.09
Organizational restructuring/strike costs	-	0.14
Debt redemption premiums	0.01	0.31
Income tax resolution	(0.49)	(0.53)
Non-core assets sales/impairments	-	(0.52)
Derivative mark-to-market adjustment	0.42	0.42
Basic EPS (Non-GAAP basis)	$0.77	$3.77

Liquidity position as of January 31, 2010

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,387
FirstEnergy Solutions	Bank Line	Mar. 2011	100	-
OH & PA Utilities	Receivables Financing	Various(2)	515	308
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,365	$1,695
(2) $370M matures February 22, 2010; $145M matures December 17, 2010		Cash:	-	764
		Total:	$3,365	$2,459

Consolidated Report to the Financial Community - 4th Quarter 2009	17

Recent Developments

Financial Matters

Financing Activities

On November 30, 2009, Penelec redeemed $35 million of 7.77% medium term notes, Series E, due August 1, 2010.

On December 1, 2009, FirstEnergy Generation Corp. (FGCO) extended a $98.9 million pollution control revenue bond (PCRB) letter of credit (LOC) while FirstEnergy Nuclear Generation Corp. (NGC) replaced a $28.5 million PCRB LOC, both with a termination date of 2012.

On December 15, 2009, American Transmission Systems, Incorporated (ATSI) issued $400 million of unsecured senior notes at 5.25% maturing in 2022. Proceeds were used to repay outstanding associated company notes of approximately $231 million and for construction expenditures.

On December 23, 2009, Bay Shore Power Company defeased $114.7 million of tax-exempt bonds series A and B, due September 1, 2020, through an early redemption.

Regulatory Matters

Ohio Regulatory Update

Energy Efficiency

On December 10, 2009, rules went into effect setting out the manner in which electric utilities, including the Ohio Companies (OE, CEI and TE) will be required to comply with benchmarks contained in Senate Bill 221 (SB221) related to the employment of alternative energy resources, energy efficiency/peak demand reduction programs, as well as, greenhouse gas reporting and carbon dioxide control planning requirements and changes to long term forecast reporting requirements. The rules severely restrict the types of renewable energy resources, energy efficiency and peak reduction programs that may be included toward meeting the statutory goals, which is expected to significantly increase the cost of compliance for the Ohio Companies' customers. As a result of the rules going into effect in December 2009, and the Public Utilities Commission of Ohio’s (PUCO) failure to address certain energy efficiency applications submitted by the Ohio Companies throughout the year and the PUCO’s directive to postpone the launch of a Commission-approved energy efficiency program, the Ohio Companies, on October 27, 2009, submitted an application to reset their 2009 statutory energy efficiency benchmarks to zero. A waiver for the energy efficiency requirements was granted on January 7, 2010.

On December 15, 2009, the Ohio Companies filed three-year plans with the PUCO to offer energy efficiency programs to their customers. The filing outlined specific programs intended to help homeowners and businesses achieve greater energy efficiency and reduce peak energy use. The programs include: appliance turn-in, comprehensive home energy audits, compact fluorescent light bulbs, energy efficient products, direct load control thermostats, an efficient new homes program, and commercial and industrial efficiency improvements.

Renewable Energy Credits
In August and October 2009, the Ohio Companies conducted requests for proposals (RFPs) to secure Renewable Energy Credits (RECs). The RFPs included solar and other RECs, including those generated in Ohio. The RECs, which were successfully secured from these RFPs, will be used to help meet the renewable energy requirements established under SB221 for 2009, 2010 and 2011.  On December 7, 2009, the Ohio Companies filed an application with the PUCO seeking a force majeure determination regarding the Ohio Companies’ compliance

Consolidated Report to the Financial Community - 4th Quarter 2009	18

with the 2009 solar energy resources benchmark, and seeking a reduction in the benchmark.  The PUCO has not yet ruled on that application.

Market Rate Offer
On October 20, 2009, the Ohio Companies filed a market rate offer (MRO) to procure electric generation service for the period beginning June 1, 2011. The proposed MRO would establish a competitive bid process (CBP) to secure generation supply for customers who do not shop with an alternative supplier and would be similar, in all material respects, to the CBP conducted in May 2009 in that it would procure energy, capacity and certain transmission services on a slice of system basis. Enhancements to the May 2009 CBP include multiple bidding sessions and multiple products with different delivery periods for generation supply, features which are designed to reduce potential price volatility, reduce supplier risk and encourage bidder participation. A technical conference was held on October 29, 2009, and the PUCO conducted hearings in the case on December 15-18 and 21-23. Hearing briefs were filed on January 8, 2010 and reply briefs were filed on January 15, 2010.

Pennsylvania Regulatory Update

Smart Meter Plan
On August 14, 2009, Pennsylvania Power Company (Penn), Met-Ed and Penelec (the Pennsylvania Companies) filed a Smart Meter Technology Procurement and Installation Plan with the Pennsylvania Public Utility Commission (PPUC) as required by Act 129. The plan included proposed tariff riders to recover the costs of implementation of the plan and an assessment period of twenty-four months to evaluate needs, select technology, secure vendors, train personnel, install and support test equipment and establish a detailed meter deployment schedule consistent with the requirements of Act 129. At the end of the assessment period, the Pennsylvania Companies proposed to submit to the PPUC a supplement to the plan to set forth in detail their proposal for the full scale deployment of smart meters. The Pennsylvania Companies requested that the PPUC approve, as part of the plan, both the proposed recovery mechanism and the recovery of costs expected during the assessment period, currently estimated to be $29.5 million, through such mechanism. On November 9 and November 16, 2009, rebuttal and surrebuttal testimony was filed at the PPUC. In addition, main briefs were filed on December 11, 2009, and reply briefs were filed on December 31, 2009. The Administrative Law Judge’s (ALJ) initial decision was issued on January 28, 2010.  The Pennsylvania Companies expect the PPUC to act on the plan in early 2010.

Energy Efficiency
On October 28, 2009, the PPUC issued an order approving the Pennsylvania Companies’ energy efficiency and conservation plans with modifications.  On December 2, 2009, the modified plans along with tariff revisions were filed with the PPUC, and corrections to that filing were submitted on December 23, 2009, and January 15, 2010.  The PPUC issued an order approving the modified plans with further revisions on January 28, 2010.  The Pennsylvania Companies filed final plans and tariff revisions on February 5, 2010, consistent with the minor revisions required by the PPUC.  The Commission is required to approve or reject the plans within 60 days.

Met-Ed and Penelec Transmission Service Charge (TSC)
On May 22, 2008, the PPUC approved the Met-Ed and Penelec annual updates to the TSC rider for the period June 1, 2008, through May 31, 2009. The TSCs included a component for under-recovery of actual transmission costs incurred during the prior period (Met-Ed - $144 million and Penelec - $4 million) and transmission cost projections for June 2008 through May 2009 (Met-Ed - $258 million and Penelec - $92 million). Met-Ed received PPUC approval for a transition approach that would recover past under-recovered costs plus carrying charges through the new TSC over thirty-one months and defer a portion of the projected costs ($92 million) plus carrying charges for recovery through future TSCs by December 31, 2010. Various intervenors filed complaints against those filings. In addition, the PPUC ordered an investigation to review the reasonableness of Met-Ed’s TSC, while at the same time allowing Met-Ed to implement the rider on June 1, 2008, subject to refund. On July 15, 2008, the PPUC directed the ALJ to consolidate the complaints against Met-Ed with its investigation and a litigation schedule was adopted. Hearings and briefing for both Met-Ed and Penelec have concluded. On August 11, 2009, the ALJ issued a Recommended Decision to the PPUC approving Met-Ed’s and Penelec’s TSCs as filed and dismissing all complaints. Exceptions by various interveners were filed and reply exceptions were filed by Met-Ed and Penelec.  On January 28, 2010, the PPUC adopted a motion which denies the recovery of marginal

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transmission losses through the TSC for the period of June 1, 2007 through March 31, 2008, and instructs Met-Ed and Penelec to work with the parties and file a petition to retain any over-collection, with interest, until 2011 for the purpose of providing mitigation of future rate increases starting in 2011 for their customers.  The Companies are now awaiting an order, which is expected to be consistent with the motion.  If so, the Companies plan to appeal such a decision to the Commonwealth Court of Pennsylvania and believe that the Companies should prevail. The Pennsylvania Companies are expecting to recover approximately $170.5 million ($138.7 million for Met-Ed and $31.8 million for Penelec) in marginal transmission losses for the period prior to January 1, 2011.

Met-Ed and Penelec Default Service Plan
On November 6, 2009, the PPUC issued a final order approving a unanimous settlement and adopting the position of Met-Ed and Penelec on the two reserved issues regarding their default service plan. The order was consistent with the ALJ’s recommended decision. The first procurement for Met-Ed and Penelec default service for power flow beginning January 2011 was conducted on January 19, 2010.

Pennsylvania Power Default Service Plan
On February 8, 2010, Penn filed a plan with the PPUC for securing the power supply for default service customers beginning June 2011 for a two-year period.  A PPUC order is expected in the fourth quarter of 2010.

New Jersey Regulatory Update

Solar Renewable Energy Credits
The New Jersey Board of Public Utilities (NJBPU) approved Jersey Central Power & Light Company’s (JCP&L) proposal to help increase the pace of solar energy project development in the state by establishing long-term agreements to purchase and sell Solar Renewable Energy Credits (SREC). The SREC provide a stable basis for financing solar generation projects. A total of 42 megawatts (MW) of solar generating capacity will be solicited for JCP&L to help meet New Jersey Renewable Portfolio Standards. The first solicitation was conducted in August 2009 and subsequent solicitations will occur over the next three years.  The costs of this program are expected to be fully recoverable through a per KWH rate approved by the NJBPU and applied to all customers. Bidder sessions were held on December 18, 2009 and January 13, 2009.  An RFP is expected to be issued in the first quarter of 2010.

Operational Matters

Nuclear Outage
On November 27, 2009, Beaver Valley Unit 2 returned to service following a scheduled refueling and maintenance outage that began on October 12, 2009.  Beaver Valley Unit 2 had operated safely and reliably for 350 consecutive days before shutting down for the refueling and achieved a 99.8 percent capability factor in 2009. During the outage, 60 of the 157 fuel assemblies were exchanged and safety inspections were conducted.

Beaver Valley Power Station License Renewal
On November 5, 2009, FirstEnergy Nuclear Operating Company (FENOC) announced that the Nuclear Regulatory Commission (NRC) approved a 20-year license extension for the Beaver Valley Power Station Unit 1 and Unit 2 until 2036 and 2047, respectively.  The Beaver Valley Power Station is located in Shippingport, Pennsylvania and is capable of generating 1,815 MW.

Norton Energy Storage Project
On November 23, 2009, FGCO announced that it purchased the rights to develop a compressed-air electric generating plant on a 92-acre site in Norton, Ohio, from CAES Development Company, LLC. The transaction includes rights to a 600-acre underground cavern, formerly operated as a limestone mine, which the company believes is also suitable for energy storage technology. With 9.6 million cubic meters of storage, the Norton Energy Storage Project has the potential to be expanded to up to 2,700 MW of capacity. The Norton Energy

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Storage Project, when developed, will be part of FirstEnergy's overall environmental strategy, which includes continued investment in renewable and low-emitting energy resources.

Sumpter Plant Sale
On December 17, 2009, FirstEnergy announced that its FGCO subsidiary reached an agreement in principle to sell its 340 MW Sumpter Plant in Sumpter, Michigan, to Wolverine Power Supply Cooperative, Inc., for an undisclosed amount. The plant, built in 2002 by FGCO, consists of four 85 MW natural gas combustion turbines.  The sale is expected to close in the first quarter of 2010.

Labor Agreements
On December 7, 2009, FirstEnergy announced that employees of its FGCO subsidiary represented by the International Brotherhood of Electrical Workers (IBEW) Local 272 voted to ratify a thirty-nine month labor agreement that runs through February of 2013. IBEW Local 272 represents 374 of 513 employees at the Bruce Mansfield Plant in Shippingport, Pennsylvania.

PJM Regional Transmission Organization (RTO) Integration
In August 2009, FirstEnergy filed an application with the Federal Energy Regulatory Commission (FERC) to consolidate its transmission assets and operations into PJM Interconnection L.L.C. (PJM). Currently the company's transmission assets and operations are divided between PJM and the Midwest Independent Transmission System Operator, Inc. (MISO). The consolidation would move the transmission assets that are part of ATSI and the generation assets of FES, which are located within the footprint of the Ohio Companies and Penn, into PJM.  On December 17, 2009, a FERC order approving the integration and outlining the terms required for the move was issued, and on December 18, 2009, ATSI announced that it signed an agreement to join PJM. Consolidation provides customers with the benefits of a more fully developed retail choice market, and FirstEnergy and its Utilities with the operating efficiencies of a single RTO, with one set of rules, procedures and protocols.  FirstEnergy expects to complete the integration of its operations into PJM by June 1, 2011.

FirstEnergy Solutions Offers Economic Support Program
In September 2009, FES introduced Powering Our Communities, an innovative program that offers economic support to communities in the Ohio Companies’ service areas. The program provides up-front economic support to Ohio residents and businesses that agree to purchase discounted electric generation supply from FES through governmental aggregation programs. The discounts are based on the generation price customers would be charged if they purchased electric generation service from their local electric utility. Eligible residential customers receive a six percent discount and small businesses receive up to a four percent discount for an additional six years.  As of December 31, 2009, FES signed agreements with more than 180 area communities.

On December 2, 2009, FES and the Northeast Ohio Public Energy Council (NOPEC) entered into an agreement making FES the generation supplier for customers in the 126 Northeast Ohio communities served by NOPEC. The agreement extends from January 1, 2011, through December 31, 2019. In addition, FES and Gexa Energy, NOPEC's former generation supplier, have entered into an agreement making FES the supplier for NOPEC communities in 2010.

Legacy Contracts
During 2008, FES entered into purchased power contracts representing approximately 4.4 million MWH per year for MISO delivery in 2010 and 2011.  These contracts were intended to cover potential short positions that would have resulted if an Electric Security Plan (ESP) was established in Ohio in 2009 that would have obligated FES to serve 100% of the Ohio utilities’ load.  That obligation did not materialize, making the contracts unnecessary.  On December 31, 2009, these contracts were marked to market, reducing 2009 GAAP earnings by $129 million.  This represents $68 million attributable to 2010 power deliveries and $61 million for 2011 deliveries. These contracts were the last of the restructuring obligations in FirstEnergy’s transition to competitive generation markets.

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Met-Ed and Penelec Partial Requirements Agreement with FES
On November 3, 2009, FES, Met-Ed, Penelec and Waverly (Buyers) restated their partial requirements power purchase agreement for 2010. The Fourth Restated Partial Requirements Agreement continues to limit the amount of capacity resources required to be supplied by FES to 3,544 MW, but requires FES to supply essentially all of the energy requirements (estimated 29 million MWH) for the Buyers in 2010. Under the new agreement, the Buyers assigned 1,300 MW of existing energy purchases to FES to assist it in supplying the Buyers’ power supply requirements and managing congestion expenses. Prices for the power sold by FES were increased to $42.77 and $44.42 respectively for Met-Ed and Penelec. In addition, FES agreed to reimburse Met-Ed and Penelec for congestion expenses and marginal losses in excess of $208 million and $79 million, respectively, as billed by PJM in 2010 and associated with delivery of power by FES under the Fourth Restated Partial Requirements Agreement. The Fourth Restated Partial Requirements Agreement terminates at the end of 2010.

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Forward-looking Statements:  This Consolidated Report to the Financial Community  includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the Public Utilities Commission of Ohio’s regulatory process on the Ohio utility subsidiaries associated with the distribution rate case, business and regulatory impacts from American Transmission System, Incorporated’s  realignment into PJM Interconnection L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals’ July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement FirstEnergy’s Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Met-Ed’s and Penelec’s transmission service charge filings with the PaPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in its SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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